Exhibit 32

XENOGEN CORPORATION

Section 1350 CERTIFICATION

In connection with the annual report of Xenogen Corporation, a Delaware corporation (the “Company”), on Form 10-K for the period ended December 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), we, the undersigned officers of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 14, 2005	By:	/s/ DAVID W. CARTER
David W. Carter
Chief Executive Officer and Chairman of the Board

/s/ WILLIAM A. ALBRIGHT, JR.
William A. Albright, Jr.
Senior Vice President, Finance & Operations and Chief Financial Officer